                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: OCTOBER 1996
DISTRIBUTION DATE: 11/15/96



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                     Per $1,000 of
                                                                                                    Original Class A
                                                                                                      Certificate
                                                                                                        Amount
                                                                                                  --------------------
   (i) Principal Distribution                                                  $   4,303,930.80        $ 8.4353

  (ii) Interest Distribution                                                   $     141,598.95        $ 0.2775

 (iii) Amount of Distribution allocable to the Yield Suppl. Amount             $       9,327.03
       Amount of Distribution allocable to the Shortfall (Excess) Amount       $       6,887.56

  (iv) Monthly Servicing Fee                                                   $      39,040.24        $ 0.0765
       Monthly Supplemental Servicing Fee                                      $           0.00        $ 0.0000
       Class A Percentage of the Servicing Fee                                 $      36,307.42        $ 0.0712
       Class A Percentage of the Supplemental Servicing Fee                    $           0.00        $ 0.0000

   (v) Class A Principal Balance (end of Collection Period)                    $  39,264,978.30
       Class A Pool Factor (end of Collection Period))                                7.6955799%
       Class B Principal Balance (end of Collection Period)                    $   2,955,428.47

  (vi) Pool Balance (end of Collection Period)                                 $  42,220,406.77

 (vii) Class A Interest Carryover Shortfall                                    $           0.00        $ 0.0000
       Class A Principal Carryover Shortfall                                   $           0.00        $ 0.0000

(viii) Amount otherwise distributable to Class B Certificateholders            $           0.00
       that is distributed to Class A Certificateholders

  (ix) Balance of the Reserve Fund Property (end of Collection Period)         $   5,486,319.09

   (x) Aggregate Purchase Amount of Receivables repurchased by                 $           0.00
       the Seller or the Servicer
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